United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 6, 2006 (March 31, 2006)

ISORAY, INC. (Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	000-14247 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354
(Address of principal executive offices) (Zip Code)

(509) 375-1202
(Registrant's telephone number)

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 31, 2006, the Board of Directors of IsoRay, Inc. (the “Registrant”) expanded the Board to seven members and appointed Albert Smith and Dwight Babcock as directors. Neither director has been appointed to any committees of the Board.

Neither the Registrant nor any of its subsidiaries has entered into any transactions with either director described in Item 404(a) of Regulation S-B, other than a loan from Mr. Smith in the amount of $250,000, which was funded on October 14, 2005 and repaid in December 2005. In connection with the loan by Mr. Smith, the Registrant granted a warrant to purchase 12,500 shares of common stock at an aggregate exercise price of $10.00 to Mr. Smith.

SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 6, 2006

IsoRay, Inc., a Minnesota corporation

Date:	By:	/s/ Roger E. Girard

Roger E. Girard, CEO